Exhibit 23.1(a)

CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 27, 2003, relating to the consolidated financial statements, selected consolidated financial data and the financial statement schedule of The Goldman Sachs Group, Inc. and subsidiaries (the “Company”), which reports are included or incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended November 29, 2002.

/s/ PricewaterhouseCoopers LLP
New York, New York
June 24, 2003